                                                    REGISTRATION NO. 333-45689


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

                 OHIO                              34-1803229
       ------------------------       ------------------------------------
       (State of Incorporation)       (I.R.S. Employer Identification No.)


                                32000 Aurora Road
                                Solon, Ohio 44139
                                 (440) 519-0500

                    ----------------------------------------
                    (Address of Principal Executive Offices)

                              AMENDED AND RESTATED
                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                            1998 INCENTIVE AWARD PLAN
                      ------------------------------------
                            (Full title of the Plan)

                                WAYNE R. HELLMAN
                      Advanced Lighting Technologies, Inc.


                                32000 Aurora Road
                                Solon, Ohio 44139
                                 (440) 519-0500


                      (Name, Address and Telephone Number,
                   including Area Code, of Agent for Service)
                   ------------------------------------------

                          Copy to: JAMES S. HOGG, ESQ.


                  Cowden, Humphrey, Nagorney & Lovett, Co., LPA
                          50 Public Square, Suite 1414

                              Cleveland, Ohio 44113
                                 (216) 241-2880

                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                   PROPOSED              PROPOSED
                               AMOUNT              MAXIMUM               MAXIMUM                 AMOUNT OF
TITLE OF SECURITIES            TO BE               OFFERING PRICE        AGGREGATE               REGISTRATION
TO BE REGISTERED               REGISTERED(1)       PER SHARE(2)          OFFERING PRICE(2)       FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      1,000,000           $23.6875              $23,687,500             $6,987.81(3)
===================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.

(2) Maximum offering price is not determinable, since the price per share will vary from time to time depending on the market value of the Common Stock. Maximum offering price has been calculated in accordance with Rule 457(c) and Rule 457(h), based upon the average of the reported high and low sales prices of the Common Stock quoted on the Nasdaq National Market on January 30, 1998, of $23.6875 per share.


(3)    Previously paid.

                          DEREGISTRATION OF SECURITIES


         On February 5, 1998, Advanced Lighting Technologies, Inc. (the "Company") filed its Registration Statement on Form S-8 (File No. 333-45689) (the "Registration Statement") for purposes of registering sales of 1,000,000 shares of its Common Stock, par value $.001 per share (the "Shares"), pursuant to the Company's Amended and Restated 1998 Incentive Award Plan (the "Plan"). Pursuant to Rule 462 the Registration Statement became effective on filing.

         The Company has terminated the Plan, and all options outstanding under the Plan were terminated December 10, 2003 pursuant to the Fourth Amended Chapter 11 Plan of Reorganization of the Company and certain of its subsidiaries. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, all of the Shares that remain unsold under the Registration Statement.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on February 26, 2004.

                                    ADVANCED LIGHTING TECHNOLOGIES, INC.


                             By:       /s/Wayne Vespoli
                                       -----------------------------------------
                                            Wayne Vespoli
                                            Executive Vice President